Exhibit 99.1

For more information, contact:

Investors:

Corey Kinger

VP Investor Relations

corey.kinger@ww.com

Media:

Joe Quenqua

Chief Communications Officer

joe.quenqua@ww.com

Nicole Penn

VP Corporate Communications

nicole.penn@ww.com

WW Announces First Quarter 2022 Results

•	Q1 2022 End of Period Subscribers of 4.5 million

•	Q1 2022 Revenues of $298 million

•	Q1 2022 Gross Margin of 60.5%

•	Q1 2022 Operating Income of $9.0 million

•	2022 Restructuring Plan expected to result in nearly $30 million of annual run-rate cost savings

•

FY 2022 Guidance: Revenues in the range of $1.09 billion to $1.14 billion and GAAP EPS in the range of $0.72 to $0.78 per fully diluted share, incorporating the negative impact of approximately $0.20 to $0.24 per fully diluted share of estimated restructuring charges

NEW YORK (May 5, 2022) – WW International, Inc. (NASDAQ: WW) (“WeightWatchers,” “WW,” or “the Company”) today announced its results for the first quarter of fiscal 2022.

“WeightWatchers has long been recognized as the leader in weight loss, positioned at the intersection of science and community. I am excited to bring my expertise in building digital communities to WW and to take our product to the next level,” said Sima Sistani, the Company’s CEO. “By narrowing our focus, I am confident we will be able to return the Company to profitable growth.”

Amy O’Keefe, the Company’s CFO, said, “We delivered EPS ahead of our guidance range for Q1, primarily due to lower marketing spend in our international markets, strong gross margin, and cost management. We have taken significant and decisive action to reset the cost structure, while shifting the organization’s focus to executing on a narrowed set of priorities. 2022 will serve as the foundation for future growth and operating margin expansion.”

Q1 2022 Consolidated Results

	Three Months Ended			% Change Adjusted for
(in millions except percentages and per share amounts)	April 2, 2022	April 3, 2021	% Change	Constant Currency(1)
Subscription Revenues, net	$257.0	$279.8	(8.2%)	(6.2%)
Product Sales and Other, net	40.8	52.0	(21.5%)	(20.0%)

Revenues, net	$297.8	$331.8	(10.3%)	(8.4%)
Gross Profit	$180.1	$193.4	(6.9%)	(4.6%)
Adjustments(1)
2021 Plan Restructuring Charges	0.0	5.2
2020 Plan Restructuring Charges	(0.1)	—

Adjusted Gross Profit(1)	$180.0	$198.6	(9.4%)	(7.1%)
Operating Income	$9.0	$2.8	216.8%	275.9%
Adjustments(1)
2021 Plan Restructuring Charges	0.3	5.5
2020 Plan Restructuring Charges	(0.1)	—

Adjusted Operating Income(1)	$9.1	$8.4	9.0%	29.0%
Net Loss	($8.2)	($18.2)	(54.8%)	(61.3%)
EPS	($0.12)	($0.26)	(55.4%)	(61.8%)
Total Paid Weeks	58.9	63.1	(6.6%)	N/A
Digital(2) Paid Weeks	49.2	53.5	(8.0%)	N/A
Workshops + Digital(3) Paid Weeks	9.7	9.6	1.5%	N/A
End of Period Subscribers(4)	4.5	5.0	(8.3%)	N/A
Digital Subscribers	3.8	4.2	(9.3%)	N/A
Workshops + Digital Subscribers	0.7	0.7	(2.8%)	N/A

Note: Totals may not sum due to rounding.

(1)	See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.
(2)	“Digital” refers to providing subscriptions to the Company’s digital product offerings, including Digital 360 and Personal Coaching + Digital.
(3)

“Workshops + Digital” refers to providing unlimited access to the Company’s workshops combined with the Company’s digital subscription product offerings to commitment plan subscribers. It also includes the provision of access to workshops for members who do not subscribe to commitment plans, including the Company’s “pay-as-you-go” members.

(4)	“Subscribers” refers to Digital subscribers and Workshops + Digital subscribers who participate in recur bill programs in Company-owned operations.

Q1 2022 Business and Financial Highlights

•

End of Period Subscribers in Q1 2022 were down 8.3% versus the prior year period, driven by declines in all major geographic markets. Q1 2022 End of Period Digital Subscribers decreased 9.3% and End of Period Workshops + Digital Subscribers decreased 2.8% versus the prior year period.

•

Total Paid Weeks in Q1 2022 were down 6.6% versus the prior year period, driven by declines in all major geographic markets. Q1 2022 Digital Paid Weeks decreased 8.0% and Workshops + Digital Paid Weeks increased 1.5% versus the prior year period.

•	Revenues in Q1 2022 were $297.8 million. On a constant currency basis, Q1 2022 revenues decreased 8.4% versus the prior year period.

¡

Subscription Revenues in Q1 2022 were $257.0 million. On a constant currency basis, these revenues decreased 6.2% versus the prior year period, driven by declines in both Digital Subscription Revenues and Workshops + Digital Fees driven primarily by worsened consumer sentiment in the current environment.

¡

Product Sales and Other in Q1 2022 were $40.8 million. On a constant currency basis, these revenues decreased 20.0% versus the prior year period, primarily due to lower e-commerce sales in the quarter.

•

Gross Profit in Q1 2022 was $180.1 million. Adjusted gross profit in Q1 2022, which excluded the net impact of ($0.1) million of restructuring charges, was $180.0 million. Gross profit in Q1 2021 was $193.4 million. Adjusted gross profit in Q1 2021, which excluded the impact of $5.2 million of restructuring charges, was $198.6 million.

¡

Gross Margin in Q1 2022 was 60.5%, as compared to 58.3% in the prior year period. Adjusted gross margin in Q1 2022 was 60.5%, up 60 basis points from an adjusted gross margin of 59.9% in the prior year period primarily driven by a revenue mix shift to the Company’s higher margin Digital business.

•

Operating Income in Q1 2022 was $9.0 million. Adjusted operating income in Q1 2022, which excluded the net impact of $0.1 million of restructuring charges, was $9.1 million, up 9% versus the prior year period. Operating income in Q1 2021 was $2.8 million. Adjusted operating income in Q1 2021, which excluded the impact of $5.5 million of restructuring charges, was $8.4 million.

•	Effective Tax Rate in Q1 2022 was 17.9%, compared to 30.0% in the prior year period.

•	Net Loss in Q1 2022 was $8.2 million compared to a net loss of $18.2 million in the prior year period.

•	Diluted Net Loss per share in Q1 2022 was $0.12 compared to a diluted net loss per share of $0.26 in the prior year period.

¡	Certain items affect year-over-year comparability.

◾	Q1 2022 results were negatively impacted by $0.1 million, a de minimis per share impact, due to the net impact of restructuring charges.

◾	Q1 2021 results were negatively impacted by $0.06 per fully diluted share due to the impact of restructuring charges.

Other Items

•	Cash balance as of April 2, 2022 was $127.6 million. On that same date, the Company had no outstanding borrowings under its $175.0 million revolving credit facility.

•

2022 Restructuring Plan: As previously announced, the Company committed to a restructuring plan consisting of an organizational realignment to simplify the Company’s corporate structure and reduce associated costs and a continued rationalization of its real estate portfolio. In connection with the 2022 Restructuring Plan, the Company anticipates recording restructuring charges which it currently estimates will range between $18.0 million to $22.0 million in the aggregate, the majority of which will be recorded in the second quarter of fiscal 2022. The plan is expected to result in nearly $30.0 million of annual run-rate cost savings, with in-year fiscal 2022 savings of $16.0 million to $20.0 million.

Full Year Fiscal 2022 Guidance

The Company is providing the following full year fiscal 2022 guidance:

•	Revenues are expected to be in the range of $1.09 billion to $1.14 billion.

•

GAAP EPS expected to be in the range of $0.72 to $0.78 per fully diluted share, incorporating the negative impact of approximately $0.20 to $0.24 per fully diluted share of estimated restructuring charges.

First Quarter 2022 Conference Call and Webcast

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, Sima Sistani, Chief Executive Officer, and Amy O’Keefe, Chief Financial Officer, will discuss the first quarter of fiscal 2022 results and answer questions from the investment community.

The live webcast of the conference call will be available on the Company’s corporate website, corporate.ww.com, in the Investors section under Presentations and Events. Supplemental investor materials will also be available in the same location prior to the start of the webcast. A replay of the webcast will be available on this site for approximately 90 days.

CEO Video Message

To introduce the investment community to WW’s new CEO, a short video message from Sima Sistani is available on the Company’s corporate website in the Investors section at corporate.ww.com/Investors. The video will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release and today’s scheduled conference call:

To supplement the Company’s consolidated results presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. Gross profit, gross profit margin, operating income, operating income margin, and selling, general and administrative expenses are discussed both as reported (on a GAAP basis) and as adjusted (on a non-GAAP basis), as applicable, with respect to (i) the first quarter of fiscal 2022 to exclude (a) the net impact of (x) charges associated with our previously disclosed 2021 organizational restructuring plan (the “2021 plan”) and (y) the reversal of certain of the charges associated with our previously disclosed 2020 organizational restructuring plan (the “2020 plan”) or (b) the impact of charges associated with the 2021 plan; and (ii) the first quarter of fiscal 2021 to exclude the impact of charges associated with the 2021 plan. We generally refer to such non-GAAP measures as follows: (i) with respect to the adjustments for the first quarter of fiscal 2022, as excluding or adjusting for the net impact of restructuring charges or the impact of restructuring charges, as applicable; and (ii) with respect to the adjustments for the first quarter of fiscal 2021, as excluding or adjusting for the impact of the restructuring charges. The Company also presents in the attachments to this release the non-GAAP financial measures earnings before interest, taxes, depreciation, amortization and stock-based compensation (“EBITDAS”), earnings before interest, taxes, depreciation, amortization, stock-based compensation, early extinguishment of debt with respect to the Company’s previously disclosed April 2021 debt refinancing and voluntary debt prepayments, and restructuring charges (including the net impact where applicable) (“Adjusted EBITDAS”), net debt, and a net debt to Adjusted EBITDAS ratio. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. The Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and are useful for period-over-period comparisons of the performance of the Company’s business. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release and reconciliations, if any, included elsewhere in this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

About WW International, Inc.

We are a human-centric technology company powered by the world’s leading commercial weight management program. As a global wellness company, we inspire millions of people to adopt healthy habits for real life. Through our comprehensive digital app, expert Coaches and engaging experiences, members follow our proven, sustainable, science-based program focused on food, activity, mindset and sleep. Leveraging nearly six decades of expertise in nutritional and behavioral change science, providing real human connection and building inspired communities, our purpose is to democratize and deliver holistic wellness for all. To learn more about the WW approach to healthy living, please visit ww.com. For more information about our global business, visit our corporate website at corporate.ww.com.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, revenue and earnings guidance and any statements about the Company’s plans, strategies, objectives, initiatives, roadmap and prospects and the impact of the COVID-19 virus. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim,” “bring,” “going to” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: the impact of the ongoing global outbreak of the COVID-19 virus on the Company’s business and liquidity and on the business and consumer environment and markets in which the Company operates; competition from other weight management and wellness industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s failure to continue to retain and grow its subscriber base; the Company’s ability to continue to develop new, innovative services and products and enhance its existing services and products or the failure of its services, products or brands to continue to appeal to the market, or the Company’s ability to successfully expand into new channels of distribution or respond to consumer trends or sentiment; the ability to successfully implement strategic initiatives; the effectiveness and efficiency of the Company’s advertising and marketing programs, including the strength of its social media presence; the impact on the Company’s reputation of actions taken by its franchisees, licensees, suppliers and other partners; the recognition of asset impairment charges; the loss of key personnel, strategic partners or consultants or failure to effectively manage and motivate the Company’s workforce; the Company’s chief executive officer transition; the inability to renew certain of the Company’s licenses, or the inability to do so on terms that are favorable to the Company; the expiration or early termination by the Company of leases; uncertainties related to a downturn in general economic conditions or consumer confidence, including the potential impact of political and social unrest, and the existing inflationary environment; the Company’s ability to successfully make acquisitions or enter into joint ventures or collaborations, including its ability to successfully integrate, operate or realize the anticipated benefits of such businesses; the seasonal nature of the Company’s business; the impact of events that discourage or impede people from gathering with others or impede accessing resources; the Company’s failure to maintain effective internal control over financial reporting; the impact of the Company’s substantial amount of debt, debt service obligations and debt covenants, and the Company’s exposure to variable rate indebtedness; the ability to generate sufficient cash to service the Company’s debt and satisfy its other liquidity requirements; uncertainties regarding the satisfactory operation of the Company’s technology or systems; the impact of data security breaches and other malicious acts or privacy concerns, including the costs of compliance with evolving privacy laws and regulations; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; risks and uncertainties associated with the Company’s international operations, including regulatory, economic, political, social, intellectual property and foreign currency risks, which risks may be exacerbated as a result of the war in Ukraine; the outcomes of litigation or regulatory actions; the impact of existing and future laws and regulations; the possibility that the interests of Artal Group S.A., the largest holder of the Company’s common stock and a shareholder with significant influence over the Company, will conflict with the Company’s interests or the interests of other holders of the Company’s common stock; the impact that the sale of substantial amounts of the Company’s common stock by existing large shareholders, or the perception that such sales could occur, could have on the market price of the Company’s common stock; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the United States Securities and Exchange Commission (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com).

WW INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AT
(IN THOUSANDS)
UNAUDITED

	April 2,	January 1,
	2022	2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$127,640	$153,794
Receivables (net of allowances: April 2, 2022 - $1,891 and January 1, 2022 - $1,726)	39,266	29,321
Inventories	29,496	30,566
Prepaid income taxes	29,382	30,478
Prepaid expenses and other current assets	31,841	27,014

TOTAL CURRENT ASSETS	257,625	271,173
Property and equipment, net	34,688	37,219
Operating lease assets	86,302	89,902
Franchise rights acquired	785,852	785,195
Goodwill	163,353	157,374
Other intangible assets, net	62,268	61,126
Deferred income taxes	11,504	11,259
Other noncurrent assets	17,834	15,686

TOTAL ASSETS	$1,419,426	$1,428,934

LIABILITIES AND TOTAL DEFICIT
CURRENT LIABILITIES
Portion of long-term debt due within one year	$—	$—
Portion of operating lease liabilities due within one year	18,969	20,297
Accounts payable	29,339	22,444
Salaries and wages payable	53,112	57,401
Accrued marketing and advertising	10,191	15,904
Accrued interest	10,815	5,085
Other accrued liabilities	41,717	45,728
Derivative payable	2,912	14,670
Income taxes payable	618	1,748
Deferred revenue	48,991	45,855

TOTAL CURRENT LIABILITIES	216,664	229,132
Long-term debt, net	1,419,149	1,418,104
Long-term operating lease liabilities	75,527	78,157
Deferred income taxes	154,759	157,718
Other	2,656	2,227

TOTAL LIABILITIES	1,868,755	1,885,338
TOTAL DEFICIT
Common stock, $0 par value; 1,000,000 shares authorized; 122,052 shares issued at April 2, 2022 and 122,052 shares issued at January 1, 2022	0	0
Treasury stock, at cost, 51,923 shares at April 2, 2022 and 51,988 shares at January 1, 2022	(3,117,434)	(3,120,149)
Retained earnings	2,675,767	2,682,349
Accumulated other comprehensive loss	(7,662)	(18,604)

TOTAL DEFICIT	(449,329)	(456,404)

TOTAL LIABILITIES AND TOTAL DEFICIT	$1,419,426	$1,428,934

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended
	April 2,	April 3,
	2022	2021
Subscription revenues, net (1)	$256,985	$279,820
Product sales and other, net (2)	40,776	51,976

Revenues, net	297,761	331,796

Cost of subscription revenues (3)	86,041	99,103
Cost of product sales and other	31,622	39,258

Cost of revenues	117,663	138,361

Gross profit	180,098	193,435
Marketing expenses	107,570	116,933
Selling, general and administrative expenses	63,558	73,671

Operating income	8,970	2,831
Interest expense	18,671	29,123
Other expense (income), net	344	(237)

Loss before income taxes	(10,045)	(26,055)
Benefit from income taxes	(1,802)	(7,828)

Net loss	$(8,243)	$(18,227)

Net loss per share
Basic	$(0.12)	$(0.26)

Diluted	$(0.12)	$(0.26)

Weighted average common shares outstanding:
Basic	70,086	69,084

Diluted	70,086	69,084

Note: Totals may not sum due to rounding.

(1)

Consists of net “Digital Subscription Revenues” and net “Workshops + Digital Fees”. “Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including Digital 360 and Personal Coaching + Digital. “Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.

(2)

Consists of sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues, and franchise fees with respect to commitment plans and royalties.

(3)	Consists of cost of revenues and operating expenses for the Company’s Digital and Workshops + Digital services.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

UNAUDITED

	Three Months Ended
	April 2,	April 3,
	2022	2021
Operating activities:
Net loss	$(8,243)	$(18,227)
Adjustments to reconcile net loss to cash used for operating activities:
Depreciation and amortization	10,759	13,180
Amortization of deferred financing costs and debt discount	1,254	2,231
Impairment of intangible and long-lived assets	42	184
Share-based compensation expense	4,700	5,341
Deferred tax benefit	(6,693)	(1,361)
Allowance for doubtful accounts	72	(12)
Reserve for inventory obsolescence	1,254	2,416
Foreign currency exchange rate loss (gain)	623	(372)
Changes in cash due to:
Receivables	(10,596)	(6,008)
Inventories	(120)	2,792
Prepaid expenses	(4,106)	(4,313)
Accounts payable	7,118	(842)
Accrued liabilities	(5,268)	(1,756)
Deferred revenue	3,560	(211)
Other long term assets and liabilities, net	(3,003)	(738)
Income taxes	(1,807)	(4,182)

Cash used for operating activities	(10,454)	(11,878)

Investing activities:
Capital expenditures	(323)	(688)
Capitalized software expenditures	(8,905)	(9,447)
Cash paid for acquisitions	(4,350)	(10,849)
Other items, net	(11)	(16)

Cash used for investing activities	(13,589)	(21,000)

Financing activities:
Payments on long-term debt	—	(19,250)
Taxes paid related to net share settlement of equity awards	(374)	(237)
Proceeds from stock options exercised	—	2,468
Other items, net	(35)	(43)

Cash used for financing activities	(409)	(17,062)

Effect of exchange rate changes on cash and cash equivalents	(1,702)	(2,634)

Net decrease in cash and cash equivalents	(26,154)	(52,574)
Cash and cash equivalents, beginning of period	153,794	165,887

Cash and cash equivalents, end of period	$127,640	$113,313

WW INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Three Months Ended
	April 2, 2022	April 3, 2021	Variance
Digital Paid Weeks (1)
North America	31,414	33,471	(6.1%)
CE	14,096	15,549	(9.3%)
UK	2,611	3,398	(23.2%)
Other (2)	1,084	1,086	(0.2%)

Total Digital Paid Weeks	49,205	53,505	(8.0%)

Workshops + Digital Paid Weeks (1)
North America	7,269	6,669	9.0%
CE	1,320	1,521	(13.2%)
UK	880	1,040	(15.4%)
Other (2)	248	339	(27.0%)

Total Workshops + Digital Paid Weeks	9,717	9,569	1.5%

Total Paid Weeks (1)
North America	38,683	40,140	(3.6%)
CE	15,416	17,070	(9.7%)
UK	3,491	4,438	(21.3%)
Other (2)	1,332	1,425	(6.6%)

Total Paid Weeks	58,922	63,074	(6.6%)

End of Period Digital Subscribers (3)
North America	2,451	2,631	(6.8%)
CE	1,088	1,238	(12.1%)
UK	206	267	(22.9%)
Other (2)	81	82	(0.3%)

Total End of Period Digital Subscribers	3,827	4,217	(9.3%)

End of Period Workshops + Digital Subscribers (3)
North America	535	530	1.1%
CE	101	111	(9.1%)
UK	64	73	(12.3%)
Other (2)	18	25	(28.2%)

Total End of Period Workshops + Digital Subscribers	719	739	(2.8%)

Total End of Period Subscribers (3)
North America	2,986	3,161	(5.5%)
CE	1,189	1,349	(11.8%)
UK	270	340	(20.6%)
Other (2)	100	107	(6.9%)

Total End of Period Subscribers	4,545	4,957	(8.3%)

Note: Totals may not sum due to rounding.

(1)

The “Paid Weeks” metric reports paid weeks by WW customers in Company-owned operations for a given period as follows: (i) “Digital Paid Weeks” is the total paid subscription weeks for the Company’s digital subscription products (including Digital 360 and Personal Coaching + Digital); (ii) “Workshops + Digital Paid Weeks” is the sum of total paid commitment plan weeks which include workshops and digital offerings and total “pay-as-you-go” weeks; and (iii) “Total Paid Weeks” is the sum of Digital Paid Weeks and Workshops + Digital Paid Weeks.

(2)	Represents Australia, New Zealand and emerging markets.
(3)

The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Digital Subscribers” is the total number of Digital, including Digital 360 and Personal Coaching + Digital, subscribers; (ii) “End of Period Workshops + Digital Subscribers” is the total number of commitment plan subscribers that have access to combined workshops and digital offerings; and (iii) “End of Period Subscribers” is the sum of End of Period Digital Subscribers and End of Period Workshops + Digital Subscribers.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

					Q1 2022 Variance
						2022
						Constant
	Q1 2022			Q1 2021	2022	Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2021	2021
Selected Financial Data
Consolidated Company Revenues	$297,761	$6,287	$304,048	$331,796	(10.3%)	(8.4%)
Consolidated Digital Subscription Revenues (1)	$191,482	$4,598	$196,080	$206,062	(7.1%)	(4.8%)
Consolidated Workshops + Digital Fees (2)	$65,503	$874	$66,377	$73,758	(11.2%)	(10.0%)
Consolidated Subscription Revenues (3)	$256,985	$5,472	$262,458	$279,820	(8.2%)	(6.2%)
Consolidated Product Sales and Other (4)	$40,776	$814	$41,590	$51,976	(21.5%)	(20.0%)

North America
Digital Subscription Revenues (1)	$125,319	$7	$125,326	$132,090	(5.1%)	(5.1%)
Workshops + Digital Fees (2)	$50,980	$2	$50,982	$54,904	(7.1%)	(7.1%)
Subscription Revenues (3)	$176,299	$8	$176,307	$186,994	(5.7%)	(5.7%)
Product Sales and Other (4)	$28,014	$—	$28,014	$34,321	(18.4%)	(18.4%)
Total Revenues	$204,313	$9	$204,322	$221,315	(7.7%)	(7.7%)
CE
Digital Subscription Revenues (1)	$53,475	$4,071	$57,546	$58,915	(9.2%)	(2.3%)
Workshops + Digital Fees (2)	$8,222	$633	$8,855	$10,940	(24.8%)	(19.1%)
Subscription Revenues (3)	$61,697	$4,705	$66,402	$69,855	(11.7%)	(4.9%)
Product Sales and Other (4)	$9,205	$690	$9,895	$12,041	(23.6%)	(17.8%)
Total Revenues	$70,902	$5,395	$76,297	$81,896	(13.4%)	(6.8%)
UK
Digital Subscription Revenues (1)	$7,805	$231	$8,036	$9,809	(20.4%)	(18.1%)
Workshops + Digital Fees (2)	$4,422	$135	$4,557	$5,169	(14.5%)	(11.9%)
Subscription Revenues (3)	$12,227	$365	$12,592	$14,978	(18.4%)	(15.9%)
Product Sales and Other (4)	$2,212	$58	$2,270	$4,089	(45.9%)	(44.5%)
Total Revenues	$14,439	$423	$14,862	$19,067	(24.3%)	(22.1%)
Other (5)
Digital Subscription Revenues (1)	$4,883	$289	$5,172	$5,248	(6.9%)	(1.4%)
Workshops + Digital Fees (2)	$1,879	$106	$1,985	$2,745	(31.6%)	(27.7%)
Subscription Revenues (3)	$6,762	$395	$7,157	$7,993	(15.4%)	(10.5%)
Product Sales and Other (4)	$1,345	$66	$1,411	$1,525	(11.8%)	(7.4%)
Total Revenues	$8,107	$460	$8,567	$9,518	(14.8%)	(10.0%)

Note: Totals may not sum due to rounding.

(1)	“Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including Digital 360 and Personal Coaching + Digital.
(2)	“Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.
(3)	“Subscription Revenues” equal “Digital Subscription Revenues” plus “Workshops + Digital Fees”.
(4)

“Product Sales and Other” are sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues, and, in the case of the consolidated financial results and Other reportable segment, franchise fees with respect to commitment plans and royalties.

(5)	Represents Australia, New Zealand, emerging markets and franchise revenues.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

											Q1 2022 Variance
													2022 Constant Currency
												2022		2022
	Q1 2022							Q1 2021				Adjusted		Adjusted
							Adjusted				2022	vs	2022	vs
					Currency	Constant	Constant				vs	2021	vs	2021
	GAAP	Adjustment		Adjusted	Adjustment	Currency	Currency	GAAP	Adjustment	Adjusted	2021	Adjusted	2021	Adjusted
Selected Financial Data
Gross Profit	$180,098	$(92	)(1)	$180,006	$4,467	$184,565	$184,473	$193,435	$5,202(4)	$198,637	(6.9%)	(9.4%)	(4.6%)	(7.1%)
Gross Margin	60.5%			60.5%		60.7%	60.7%	58.3%		59.9%

Selling, General and Administrative Expenses	$63,558	$(241	)(2)	$63,317	$716	$64,274	$64,034	$73,671	$(337)(5)	$73,334	(13.7%)	(13.7%)	(12.8%)	(12.7%)

Operating Income	$8,970	$149	(3)	$9,119	$1,674	$10,644	$10,793	$2,831	$5,539(6)	$8,370	216.8%	9.0%	275.9%	29.0%
Operating Income Margin	3.0%			3.1%		3.5%	3.5%	0.9%		2.5%

Note: Totals may not sum due to rounding.

(1)

Excludes the net impact of $24 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan and the reversal of $116 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(2)	Excludes $241 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan.
(3)

Excludes the net impact of (i) $24 of charges and $241 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and (ii) the reversal of $116 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan recorded to cost of subscription revenues.

(4)	Excludes $5,202 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan.
(5)	Excludes $337 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan.
(6)

Excludes $5,202 and $337 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS)

UNAUDITED

	Three Months Ended
	April 2, 2022	April 3, 2021
Net Loss	$(8,243)	$(18,227)
Interest	18,671	29,123
Taxes	(1,802)	(7,828)
Depreciation and Amortization	10,759	11,925
Stock-based Compensation	4,700	5,341

EBITDAS	$24,085	$20,334
2021 Plan Restructuring Charges (1)	265	5,538
2020 Plan Restructuring Charges (2)	(116)	—

Adjusted EBITDAS	$24,234	$25,872

Note: Totals may not sum due to rounding.

(1)	Charges associated with the Company’s previously disclosed 2021 organizational restructuring plan.
(2)	The reversal of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT RATIO)

UNAUDITED

	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Trailing Twelve Months
Net Debt to Adjusted EBITDAS
Net Income (Loss)	$8,860	$46,330	$29,929	$(8,243)	$76,876
Interest	20,293	19,283	19,210	18,671	77,457
Taxes	970	13,346	3,285	(1,802)	15,799
Depreciation and Amortization	11,411	11,130	11,017	10,759	44,316
Stock-based Compensation	7,851	3,405	4,752	4,700	20,706

EBITDAS	$49,385	$93,494	$68,193	$24,085	$235,155

Early Extinguishment of Debt (1)	29,169	—	1,183	—	30,352
2021 Plan Restructuring Charges (2)	6,036	9,324	636	265	16,261
2020 Plan Restructuring Charges (3)	(846)	(686)	(74)	(116)	(1,722)

Adjusted EBITDAS	$83,744	$102,132	$69,938	$24,234	$280,046

Total Debt					$1,419,149
Less: Cash					127,640

Net Debt					$1,291,509

Net Debt to Adjusted EBITDAS					4.6 X

Note: Totals may not sum due to rounding.

(1)	Charges associated with the Company’s previously disclosed April 2021 debt refinancing and voluntary debt prepayments.
(2)	Charges associated with the Company’s previously disclosed 2021 organizational restructuring plan.
(3)	The reversal of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.